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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1
(File No.           ) of our report dated January 29, 1998, on our audits of the financial statements and financial statement schedule of Horizon Medical Products, Inc. and to the inclusion of our report dated September 15, 1997, on our audits of the financial statements of Strato/Infusaid Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data."

Birmingham, Alabama
February 13, 1998